Exhibit 5.1

Fuller Law Practice

February 23, 2021

WarpSpeed Taxi, Inc.

9436 W. Lake Mead Blvd., Suite 5-53

Las Vegas, Nevada 89134-8340

Ladies and Gentlemen:

I have acted as special counsel to WarpSpeed Taxi, Inc., a Wyoming corporation, (the “Company”) for the purpose of rendering an opinion regarding the Company’s submission to the Securities Exchange Commission of a registration statement on Form S-1 (the Registration Statement”) under the Securities Act of 1933, relating to the offering for sale of up to 25,000.000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Shares”).

In connection with the opinion contained herein, I have examined copies, certified or otherwise identified to my satisfaction, of the Company’s Articles of Incorporation and Bylaws, as amended through the date hereof, resolutions and minutes of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the Shares as I have deemed appropriate and necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, and the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents made available to me by the Company.

Based upon the review described above, it is my opinion that the Shares will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as described in the Registration Statement, and the Prospectus contained therein, is received by the Company.

I, Rebecca A. Fuller, Esq., have no interest in or special knowledge of the shareholders or Company and am independent counsel. This opinion does not attest to the viability of or the marketability of its shares. This opinion is governed by U.S. Federal law.

No attorney-client relationship is intended, or created by, this Opinion Letter. Attorney is acting as independent, special legal counsel for this transaction only and is not counsel for the Company.

500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107             PH 702.553.3266    FX 702.553.3267

www.FullerLawPractice.com

I hereby consent to the reference to this opinion in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Rebecca A. Fuller
Rebecca A. Fuller, Esq.